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                                                                   Exhibit 10.21


                                 CGA GROUP, LTD.

                      CHIEF FINANCIAL OFFICER'S CERTIFICATE

              As to Adjustment to Exercise Price of Warrants Issued Pursuant to the Sponsoring Investors and Founders Stock Warrant Plan

This Chief Financial Officer's Certificate is delivered pursuant to Sections 14 and 15 of the CGA Group, Ltd. Sponsoring Investors and Founders Stock Warrant Plan dated as of June 17, 1997 (the "Warrant Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.

                  The undersigned, being the duly appointed, qualified and acting Chief Financial Officer of CGA Group, Ltd. (the "Company"), DOES HEREBY CERTIFY, in the name and on behalf of the Company, that:

                  1. On March 31, 1999, the Company converted 2,268,678 shares of the Company's Series B Preferred Stock into an aggregate of 18,905,648 shares of the Company's Common Stock.

                  2. On March 31, 1999, the Company sold to investors 43,997,863 shares of the Company's Series C Preferred Stock for aggregate proceeds of $50,996,794.50. The shares of Series C Preferred Stock are convertible into shares of the Company's Common Stock on a one-for-one basis at the holder's option at any time, and are mandatorily convertible into shares of the Company's Common Stock on a one-for-one basis upon the occurrence of certain events.

                  3. On April 16, 1999, the Company sold to certain of its employees an aggregate of 973,483 shares of the Company's Series C Preferred Stock for aggregate proceeds of $1,168,179.60.

                  4. As of the date of this Certificate there are 28,005,648 shares of Common Stock and 44,971,346 shares of Series C Preferred Stock issued and outstanding, respectively. Assuming the conversion of all such shares of Series C Preferred Stock into shares of Common Stock, there are 72,976,994 shares of Common Stock deemed to be issued and outstanding.

                  5. Immediately prior to March 31, 1999, each Warrant entitled the holder thereof to purchase from the Company, on or prior to June 16, 2007, one share of Common Stock for an exercise price of $5.00.

                  6. As a result of the transactions listed above, the Purchase Price of the Warrants has been adjusted so that each Warrant now entitles the holder thereof to purchase from the Company, on or prior to June 16, 2007, one share of Common Stock for an exercise price of $2.12.

                  IN WITNESS WHEREOF, the undersigned has executed this Chief Financial Officer's Certificate this 18th day of May, 1999.

                               By:    /s/ James R. Reinhart
                                      ---------------------
                               Name:  James R. Reinhart
                               Title: Chief Financial Officer, CGA Group, Ltd.